Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 1, 2017, with respect to the consolidated financial statements of Change Healthcare, Inc. (“Legacy CHC”) incorporated by reference in the Registration Statement (Form S-8) of Change Healthcare Inc. for the registration of its deferred compensation obligations.

/s/ Ernst & Young LLP

Nashville, Tennessee

June 26, 2019